Third Quarter 2014 Supplemental Financial Data Page 2 Table of Contents Company Profile 3 Highlights of the Third Quarter 2014 and Subsequent Events 4 Normalized Funds From Operations and Adjusted Funds From Operations Guidance 5 Consolidated Statements of Operations 6 Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders 7 Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders 8 Consolidated Balance Sheets 9 Consolidated Statements of Cash Flows 10 Real Estate Loan Portfolio, Capital Expenditures 11 Multifamily Physical and Average Economic Occupancy and Multifamily Same Store Financial Data 12 Definitions of Non-GAAP Measures 13

Third Quarter 2014 Supplemental Financial Data Page 3 Preferred Apartment Communities, Inc. Preferred Apartment Communities, Inc. (NYSE MKT: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets in other real estate related investments, such as grocery-anchored necessity retail shopping centers, as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011. Forward-Looking Statements “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets and the general economy. Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report. We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the twelve months ended December 31, 2013 that was filed with the Securities and Exchange Commission, or SEC, on March 17, 2014, which discusses various factors that could adversely affect our financial results. Such risk factors and information may have been updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed after March 17, 2014 and from time to time with the SEC, including the supplemental risk factors included in Exhibit 99.3 to the Current Report on Form 8-K filed on November 3, 2014.

Third Quarter 2014

PREFERREDAPARTMENT COMMUNITIES®

Highlights of the Third Quarter 2014 and Subsequent Events:

(See Definitions of Non-GAAP and Other Measures on page 13)

	Three months ended:				Change inc (dec):		
	9/30/2014		9/30/2013		Amount		Percentage
Revenues	$	13,182,660	$	8,752,275	$	4,430,385	50.6%
FFO	$	(1,964,044)	$	2,660,575	$	(4,624,619)	-
FFO per share (1)	$	(0.11)	$	0.24	$	(0.35)	-
Acquisition and pursuit costs and fees		6,500,056		10,682			
NFFO	$	4,536,012	$	2,671,257	$	1,864,755	69.8%
NFFO per share (1)	$	0.26	$	0.24	$	0.02	8.3%
AFFO (plus preferred dividends)	$	5,790,299	$	3,036,050	$	2,754,249	90.7%
Preferred dividends		(1,903,517)		(973,069)			
AFFO	$	3,886,782	$	2,062,981	$	1,823,801	88.4%
AFFO per share (1)	$	0.22	$	0.19	$	0.03	15.8%
Cash flow from operations	$	(575,261)	$	2,835,304			
Total assets	$	688,340,520	$	279,826,140	$	408,514,380	146.0%
Weighted average shares of Common Stock and Units outstanding:		17,709,102		11,148,347			

- During September and early October 2014, we acquired nine grocery-anchored necessity retail shopping centers with an approximate aggregate 628,000 rentable square feet located in the Nashville, Orlando, Atlanta, Houston, Tampa, Columbus, Georgia and Charleston, South Carolina markets for an aggregate purchase price of approximately $112.5 million.
- On September 26, 2014, we acquired four multifamily communities located in Kansas City, Dallas, Nashville, and Houston, representing an aggregate of 1,397 units, for an aggregate purchase price of approximately $181.7 million. We now own 3,326 multifamily units, with an additional potential 3,663 units under construction through our mezzanine loan program.
- As of September 30, 2014, our total assets were approximately $688 million, an increase of approximately $409 million, or 146% compared to our total assets of approximately $280 million at September 30, 2013.
- Total revenues for the third quarter 2014 were $13,182,660, an increase of approximately $4.4 million, or 51%, compared to the third quarter 2013.
- Same store net operating income grew approximately 3.6% for the third quarter 2014 compared to the third quarter 2013.
- For the third quarter 2014, our average multifamily physical occupancy was 94.7%.
- On July 1, 2014, we increased our borrowing capacity on our revolving credit facility through Key Bank National Association, or Key Bank, from $40 million to a potential maximum of $50 million. Also, on September 19, 2014, we added a term loan with Key Bank with a maximum borrowing capacity of $45 million, or Term Loan, which matures on March 19, 2015 and which may be extended to June 19, 2015.
- During August 2014, we received $3.2 million of additional capital through the placement of a first mortgage on our Woodstock, Georgia grocery-anchored necessity retail shopping center. Additionally, we were able to tap into the increased value that Summit Crossing and Ashford Park have achieved since acquisition and received an additional $11.9 million in loan proceeds from the existing lenders at attractive rates.
- On July 25, 2014, we closed a bridge loan of up to $2.4 million to partially finance the acquisition of land and predevelopment costs for a proposed 172-unit third phase adjacent to our Summit Crossing multifamily community in Atlanta, Georgia, or Summit III. Upon completion of the project and, if we exercise our purchase option, we would own 657 units in the Summit Crossing community.

Supplemental Financial Data Page 4

Third Quarter 2014 Supplemental Financial Data Page 5  On August 7, 2014, we declared a quarterly dividend on our Common Stock of $0.16 per share, which was paid on October 15, 2014 to all common stockholders of record as of September 15, 2014. Our aggregate cash dividend declarations on our Common Stock and Class A OP Units of Preferred Apartment Communities Operating Partnership, L. P., or our Operating Partnership, for the third quarter 2014 totaled $2,961,113. In addition, cash dividends declared on our Series A Redeemable Preferred Stock for the third quarter 2014 totaled $1,903,517.  On October 20, 2014, the borrower repaid our mezzanine loan of approximately $5.4 million, plus all accrued interest, which supported the development of a grocery anchored, necessity retail shopping center in Rome, Georgia. The grocery company anchoring the development exercised its right of first refusal for the center.  On October 21, 2014, we repaid $7,250,000 of the principal amount owed on our Term Loan. With this payment, our outstanding balance on the Term Loan has been reduced from $44.25 million to $37 million.  Our Common Stock dividend of $0.16 per share for the third quarter 2014 represents a 28% overall growth rate from our initial Common Stock dividend of $0.125 per share, or approximately 8.7% on an annualized basis since June 30, 2011.  At September 30, 2014, our leverage as measured by the ratio of our debt to the undepreciated book value of our total assets was approximately 60.0%. NFFO guidance: We currently project NFFO to be in the range of $0.25 - $0.28 per share for the fourth quarter 2014. (1) (2) AFFO guidance: We currently project AFFO to be in the range of $0.18 - $0.22 per share for the fourth quarter 2014. (1) (2) (3) (1) “Per share” refers to per weighted average share of Common Stock and Class A OP Unit outstanding for the periods indicated. See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 7 and 13. (2) Please note that the guidance on projected NFFO and projected AFFO for the fourth quarter 2014 excludes the effects of (i) any possible future acquisitions, (ii) proceeds from the sale of any additional securities from the Follow-On Offering or ATM offering (each as defined on page 15), (iii) proceeds from the sale of any other securities that we may issue, and (iv) potential dividends to be paid on any of the securities referred to above. (3) The Company intends to focus its guidance on NFFO and cease providing guidance on AFFO for periods commencing 2015.

Third Quarter 2014 Supplemental Financial Data Page 6 2014 2013 Revenues: Rental revenues 6,546,945$ 5,426,402$ Other property revenues 799,716 630,970 Interest income on loans and notes receivable 4,871,387 2,531,116 Interest income from related party 964,612 163,787 Total revenues 13,182,660 8,752,275 Operating expenses: Property operating and maintenance 1,067,849 922,762 Property salary and benefits reimbursement to related party 632,051 600,547 Property management fees to related party 283,805 238,026 Real estate taxes 712,752 640,627 General and administrative 177,291 159,646 456,961 290,860 Depreciation and amortization 3,185,739 3,682,087 Acquisition and pursuit costs 3,056,997 10,682 Acquisition fees to related party 3,443,059 - Management fees to related party 787,115 536,738 Insurance, professional fees, and other expenses 458,367 161,747 Total operating expenses 14,261,986 7,243,722 Operating (loss) income (1,079,326) 1,508,553 Interest expense 2,150,047 1,538,567 Net loss (3,229,373) (30,014) Consolidated net loss attributable to non-controlling interests (See note 1) 26,481 127,738 Net (loss) income attributable to the Company (3,202,892) 97,724 Cash dividends declared to preferred stockholders (1,903,517) (973,069) Earnings attributable to unvested restricted stock (6,275) (4,352) Net loss attributable to common stockholders (5,112,684)$ (879,697)$ Dividends per share declared on Common Stock 0.16$ 0.15$ Net loss per share of Common Stock attributable to Common Stockholders: Basic (0.29)$ (0.08)$ Diluted (0.29)$ (0.08)$ Weighted average number of shares of Common Stock outstanding: Basic 17,564,091 11,041,359 Diluted 17,564,091 11,041,359 Equity compensation to directors and executives (Unaudited) Three months ended September 30, Preferred Apartment Communities, Inc. Consolidated Statements of Operations

Third Quarter 2014

PREFERREDAPARTMENT | COMMUNITIES®

Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders [(A)]

		Three months ended:	
		9/30/2014	9/30/2013
Net loss attributable to common stockholders		**$ (5,112,684)**	**$ (879,697)**
Less:	Loss attributable to non-controlling interests (See note 1)	(26,481)	(127,738)
Add:	Depreciation of real estate assets	2,707,738	2,092,763
	Amortization of acquired real estate intangible assets	467,383	1,575,247
Funds from operations attributable to common stockholders and Unitholders		**(1,964,044)**	**2,660,575**
Add:	Acquisition and pursuit costs	6,500,056	10,682
Normalized funds from operations attributable to common stockholders and Unitholders		**4,536,012**	**2,671,257**
	Non-cash equity compensation to directors and executives	456,961	290,860
	Amortization of loan closing costs (See note 2)	290,548	150,551
	Depreciation/amortization of non-real estate assets	10,618	14,077
	Net loan fees received (See note 3)	54,601	196,329
	Deferred interest income received (See note 4)	470,839	55,409
Less:	Non-cash loan interest income (See note 3)	(1,591,839)	(1,055,572)
	Abandoned pursuit costs	(3,611)	-
	Cash paid for loan closing costs	(67,257)	-
	Amortization of acquired real estate intangible liabilities (See note 5)	(63,833)	(68,699)
	Normally recurring capital expenditures (See note 6)	(206,257)	(191,231)
Adjusted funds from operations attributable to common stockholders and Unitholders		**$ 3,886,782**	**$ 2,062,981**
Common Stock dividends and distributions to Unitholders declared:			
	Common Stock dividends	$ 2,937,911	$ 1,661,060
	Distributions to Unitholders (See note 1)	23,202	16,048
	Total	$ 2,961,113	$ 1,677,108
Common Stock dividends and Unitholder distributions per share		$ 0.16	$ 0.15
FFO per weighted average basic share of Common Stock and Unit		$ (0.11)	$ 0.24
NFFO per weighted average basic share of Common Stock and Unit		$ 0.26	$ 0.24
AFFO per weighted average basic share of Common Stock and Unit		$ 0.22	$ 0.19
Weighted average shares of Common Stock and Units outstanding: [(A)]			
	Basic:		
	Common Stock	17,564,091	11,041,359
	Class A Units	145,011	106,988
	Common Stock and Class A Units	17,709,102	11,148,347
	Diluted: [(B)]		
	Common Stock and Class A Units	17,899,473	11,319,409
Actual shares of Common Stock outstanding, including 39,216 and 29,016 unvested shares of restricted Common Stock at September 30, 2014 and 2013, respectively		19,902,179	11,073,731
Actual Class A Units outstanding		145,011	106,988
	Total	20,047,190	11,180,719

[(A)] Units and Unitholders refer to Class A OP Units and holders of Class A OP Units in our Operating Partnership, respectively. The Unitholders were granted awards of Class B Units in our operating partnership for annual service which became vested and earned and automatically converted to Class A Units of the Operating Partnership. These Class A Units collectively represent an approximate 0.82% weighted average non-controlling interest in the Operating Partnership for the three-month period ended September 30, 2014.

[(B)] Since our NFFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units in the Operating Partnership for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units in the Operating Partnership, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders on page 8.

Supplemental Financial Data

Page 7

Third Quarter 2014 Supplemental Financial Data Page 8 Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders 1) Non-controlling interests in our Operating Partnership consisted of a total of 145,011 Class A OP Units as of September 30, 2014, which were awarded primarily to our key executive officers. The Class A OP Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A OP Units was calculated to be 0.82% and 0.96% for the three-month periods ended September 30, 2014 and 2013, respectively. 2) We incurred loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired multifamily communities and retail assets, and also to secure and subsequently amend our revolving line of credit and Term Loan. These loan costs are being amortized over the lives of the respective loans and the non-cash amortization expense is an addition to NFFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to these assets, other than in connection with our revolving line of credit and our Term Loan. At September 30, 2014, aggregate unamortized loan costs were approximately $5.4 million, which will be amortized over a weighted average remaining loan life of approximately 5.2 years. 3) We receive loan fees in conjunction with the origination of certain real estate loans. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received, after the payment of acquisition fees to Preferred Apartment Advisors, LLC, our Manager, are additive adjustments in the calculation of AFFO. Correspondingly, the non-cash income recognized under the effective interest method is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party. This non-cash income is deducted from NFFO in the calculation of AFFO. 4) The Company records deferred interest revenue on certain of its real estate loans. These adjustments reflect the receipt in the third quarter 2014 and 2013 of accrued interest income earned prior to the third quarter 2014 and 2013 on various real estate loans. 5) This adjustment reflects the reversal of the non-cash amortization of below-market lease intangibles, which were recognized in conjunction with the acquisition of the retail assets. These intangibles, totaling approximately $5.8 million, are being amortized over the estimated average remaining lease terms of approximately 6.4 years beginning with the acquisition date. The adjustment for the three-month period ended September 30, 2013 represents amortization of below market lease intangibles which totaled approximately $384,000 related to the Trail II, Ashford Park and McNeil Ranch multifamily communities, which were amortized over the estimated average remaining lease terms of six to seven months. 6) We deduct from NFFO normally recurring capital expenditures that are necessary to maintain the communities’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for non-recurring capital expenditures, which totaled $435,880 and $418,787 for the three-month periods ended September 30, 2014 and 2013, respectively. See Definitions of Non-GAAP Measures beginning on page 13.

Third Quarter 2014 Supplemental Financial Data Page 9 September 30, 2014 December 31, 2013 Assets Real estate (1) Land 76,845,362$ 34,520,000$ Building and improvements 367,282,876 147,510,836 Tenant improvements 2,494,907 - Furniture, fixtures, and equipment 36,545,602 22,363,098 Construction in progress 204,269 55,226 Gross real estate 483,373,016 204,449,160 Less: accumulated depreciation (21,484,686) (14,133,421) Net real estate 461,888,330 190,315,739 Real estate loans, net 124,429,147 103,433,147 Real estate loans to related party, net 23,061,207 7,164,768 Total real estate and real estate loans, net 609,378,684 300,913,654 Cash and cash equivalents 13,587,705 9,180,431 Restricted cash 4,778,567 2,064,819 Notes receivable 15,512,662 10,248,178 Note receivable and revolving line of credit to related party 10,472,805 6,858,227 Accrued interest receivable on real estate loans 6,461,446 3,286,660 Acquired intangible assets, net of amortization of $14,333,442 and $12,569,581 13,436,330 907,883 Deferred loan costs, net of amortization of $1,168,648 and $963,043 5,383,147 1,719,194 Deferred offering costs 6,718,587 5,255,636 Tenant receivables and other assets 2,610,587 1,202,013 Total assets 688,340,520$ 341,636,695$ Liabilities and equity Liabilities Mortgage notes payable 345,373,830$ 140,516,000$ Revolving credit facility 36,000,000 29,390,000 Term note payable 44,250,000 - Mezzanine loan participation obligation 3,338,204 - Accounts payable and accrued expenses 5,294,334 1,638,401 Accrued interest payable 532,844 443,099 Dividends and partnership distributions payable 3,654,469 2,900,478 Acquired below market lease intangibles, net of amortization of $463,548 5,757,243 - Security deposits and other liabilities 1,178,582 695,998 Total liabilities 445,379,506 175,583,976 Commitments and contingencies Equity Stockholder's equity Series A Redeemable Preferred Stock, $0.01 par value per share; 989,408 shares authorized; 146,574 and 89,408 shares issued; 146,145 and 89,313 shares outstanding at September 30, 2014 and December 31, 2013, respectively 1,461 893 Common Stock, $0.01 par value per share; 400,066,666 shares authorized; 19,862,963 and 15,294,578 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively 198,629 152,945 Additional paid in capital 252,414,783 177,824,720 Accumulated deficit (11,433,148) (13,391,341) Total stockholders' equity 241,181,725 164,587,217 Non-controlling interest 1,779,289 1,465,502 Total equity 242,961,014 166,052,719 Total liabilities and equity 688,340,520$ 341,636,695$ Preferred Apartment Communities, Inc. Consolidated Balance Sheets (Unaudited) (1) On June 20, 2014, the Company reclassified the combined phases of its Trail Creek multifamily community from held for sale status. The consolidated balance sheet as of December 31, 2013 has been reclassified to reflect this change.

Third Quarter 2014 Supplemental Financial Data Page 10 2014 2013 Operating activities: Net income (loss ) 1,990,940$ (5,838,063)$ Reconciliation of net income (loss) to net cash provided by operating activities: Depreciation expense 7,348,550 5,788,718 Amortization expense 1,442,495 6,889,991 Amortization of below market leases (96,056) (330,394) Deferred fee income amortization (805,360) (241,732) Deferred loan cost amortization 433,609 571,721 Change in accrued interest income on real estate loans (3,219,158) (1,804,548) Equity compensation to executives and directors 1,347,121 889,946 Deferred cable income amortization (14,073) (8,201) Loss on asset disposal 2,804 - Changes in operating assets and liabilities: Decrease (increase) in tenant receivables and other assets 279,345 82,612 Increase in accounts payable and accrued expenses 1,146,507 13,829 Prepaid interest on operating loans 1,298 - Increase in accrued interest payable 89,744 28,892 Increase in prepaid rents 19,033 43,309 Increase (decrease) in security deposits and other liabilities 30,799 (11,025) Net cash provided by operating activities 9,997,598 6,075,055 Investing activities: Investment in real estate loans (36,174,945) (43,720,651) Repayments of real estate loans 3,125,202 - Mezzanine lending - loan participant fundings (3,338,204) - Notes receivable issued (9,111,133) (11,155,618) Notes receivable repaid 3,810,504 956,665 Draw on line of credit and note issued to related party (9,312,953) (6,538,982) Repayments of line of credit by related party 5,359,560 3,168,909 Acquisition fees received on real estate loans 836,755 1,410,098 Acquisition fees paid on real estate loans (438,465) (705,049) Acquisition of properties (285,302,277) (33,447,617) Additions to real estate assets - improvements (1,661,807) (1,129,263) Proceeds from asset disposal 4,773 - (Increase) in restricted cash (648,950) (701,770) Net cash used in investing activities (332,851,940) (91,863,278) Financing activities: Proceeds from mortgage notes payable 217,956,000 59,045,000 Payment for mortgage extinguishment (13,098,170) (56,594,389) Payments for deposits and other mortgage loan costs (4,903,701) (1,607,394) Investments by mezzanine loan participants 3,338,204 - Proceeds from lines of credit 73,683,305 48,909,149 Payments on lines of credit (67,073,306) (38,799,679) Proceeds from term loan 44,250,000 - Proceeds from sales of Series B Preferred Stock, net of offering costs - 36,959,366 Proceeds from sales of Units, net of offering costs and rededmptions 51,479,484 47,560,602 Proceeds from sales of Common Stock 36,058,950 - Common Stock dividends paid (7,563,679) (3,203,573) Preferred stock dividends paid (4,663,139) (2,500,386) Distributions to non-controlling interests (75,179) (31,561) Payments for deferred offering costs (2,127,153) (1,469,415) Net cash provided by financing activities 327,261,616 88,267,720 Net increase in cash and cash equivalents 4,407,274 2,479,497 Cash and cash equivalents, beginning of period 9,180,431 2,973,509 Cash and cash equivalents, end of period 13,587,705$ 5,453,006$ Nine months ended September 30, Preferred Apartment Communities, Inc. Consolidated Statements of Cash Flows (Unaudited)

Third Quarter 2014 Supplemental Financial Data Page 11 Real Estate Loan Portfolio The following table presents details of our real estate loan portfolio as of September 30, 2014: Total units upon Loan balance at September 30, Total loan Purchase Project/Property (1) Location completion 2014 (2) commitments Begin End option price Crosstown Walk Tampa, FL 342 10,638,778$ 10,962,000$ 7/1/2016 12/31/2016 39,654,273$ City Park Charlotte, NC 284 9,946,157 10,000,000 11/1/2015 3/31/2016 30,945,845$ City Vista Pittsburgh, PA 272 13,553,852 14,147,515 2/1/2016 5/31/2016 43,560,271$ Madison - Rome (3) Rome, GA - 5,340,148 5,360,042 N/A N/A N/A Lely Naples, FL 308 12,153,301 12,713,242 4/1/2016 8/30/2016 43,500,000$ Overton Atlanta, GA 294 15,443,082 16,600,000 7/8/2016 12/8/2016 51,500,000$ Haven West (4) Atlanta, GA 160 6,747,869 6,940,795 8/1/2016 1/31/2017 26,138,466$ Starkville (5) Starkville, MS 152 3,975,092 6,116,384 9/1/2016 11/30/2016 (11) Founders' Village Williamsburg, VA 247 9,798,468 10,346,000 2/1/2016 9/15/2016 44,266,000$ Encore (6) Atlanta, GA 340 9,936,763 16,026,525 N/A N/A N/A Manassas (7) Northern VA 304 13,342,087 17,270,000 3/1/2017 7/31/2017 (11) Irvine (8) Irvine, CA 280 17,733,427 21,000,000 N/A N/A N/A Weems Road (9) Atlanta, GA 310 5,552,787 5,700,000 N/A N/A N/A Kennesaw (10) Atlanta, GA 198 12,338,246 13,424,995 9/1/2016 11/30/2016 (11) Summit III (12) Atlanta, GA 172 990,297 2,400,000 N/A N/A N/A 3,663 147,490,354$ 169,007,498$ (1) All loans are mezzanine loans pertaining to developments of multifamily communities, except as otherwise indicated. (2) Loan balances are presented net of any associated deferred revenue related to loan fees. (3) Madison-Rome was a mezzanine loan for an 88,351 square foot retail development project; the borrower repaid this loan on October 20, 2014. (4) Completed 160-unit, 568-bed student housing community adjacent to the campus of the University of West Georgia. (5) Mezzanine loan in support of a planned 152-unit, 536-bed student housing community adjacent to the campus of Mississippi State University. (6) (7) (8) (9) (10) (11) (12) Purchase option window Bridge loan to partially finance the acquisition of land and predevelopment costs for a multifamily community in Atlanta, Georgia. Bridge loan to partially finance the acquisition of land and predevelopment costs for a third phase adjacent to our Summit Crossing multifamily community in Atlanta, Georgia. The purchase option price is to be calculated as a 50 basis point discount from the market cap rate at the time of exercise of the purchase option. Mezzanine loan in support of a planned 198-unit, 792-bed student housing community adjacent to the campus of Kennesaw State University in Atlanta, Georgia. Bridge loan to partially finance the acquisition of land and predevelopment costs for a multifamily community in Atlanta, Georgia. Bridge loan to partially finance the acquisition of land and predevelopment costs for a multifamily community in Irvine, California. Loan balance includes 25% loan participation by unrelated third party syndicate of lenders. Capital Expenditures We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents or retail tenants in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

Third Quarter 2014

PREFERREDAPARTMENT | COMMUNITIES®

For the three-month period ended September 30, 2014, our capital expenditures were as follows:

	Summit Crossing	Trail Creek	Stone Rise	Ashford Park	McNeil Ranch	Lake Cameron	Woodstock	Total
Nonrecurring capital expenditures:								
Budgeted at property acquisition	$ -	$ -	$ -	$ -	$ -	$ 9,523	$ -	$ 9,523
Other nonrecurring capital expenditures	153,075	164,803	-	103,535	-	4,944	-	426,357
Total nonrecurring capital expenditures	153,075	164,803	-	103,535	-	14,467	-	435,880
Normally recurring capital expenditures	37,407	33,643	26,403	50,878	27,604	30,322	-	206,257
Total capital expenditures	$ 190,482	$ 198,446	$ 26,403	$ 154,413	$ 27,604	$ 44,789	$ -	$ 642,137

Multifamily Physical and Average Economic Occupancy

For the three-month period ended September 30, 2014, our average multifamily physical occupancy was 94.7% and our average multifamily economic occupancy was 93.5%. We define "multifamily physical occupancy" as the number of units occupied divided by total apartment units. We calculate "average multifamily economic occupancy" by dividing gross potential rent less vacancy losses, model expenses, bad debt expenses and concessions by gross potential rent.

Multifamily Same Store Financial Data

The following chart presents same store operating results for the Company's multifamily communities that have been owned for at least 15 full months, enabling comparisons of the current reporting period to the prior year comparative period. For the periods presented, same store operating results consist of the operating results of our Trail Creek, Stone Rise, Lake Cameron, Ashford Park, and McNeil Ranch communities. Our Summit Crossing community's results are excluded from the same store presentation because they reflect our acquisition during the same store period of the second phase of that community subsequent to the acquisition date of December 31, 2013. Same store net operating income is not presented for the nine month periods ended September 30, 2014 and 2013 since the Lake Cameron, Ashford Park, and McNeil Ranch communities were not owned for the full nine month period ended September 30, 2013; therefore, only our Stone Rise community met the definition of same store for disclosure purposes and, in the opinion of management, presentation of the nine-month periods would not be meaningful. Same store net operating income is a non-GAAP measure that is most directly comparable to net income, with a reconciliation following below.

Supplemental Financial Data Page 12

Third Quarter 2014

PREFERREDAPARTMENT COMMUNITIES®

Same Store Net Operating Income
Trail Creek, Stone Rise, Ashford Park, McNeil Ranch, Lake Cameron Multifamily Communities

	Three months ended: 9/30/2014	Three months ended: 9/30/2013	$ inc (dec)	% inc (dec)
Revenues:				
Rental revenues	$ 4,531,288	$ 4,418,061	$ 113,227	2.6%
Other property revenues	577,442	535,750	41,692	7.8%
Total revenues	5,108,730	4,953,811	154,919	3.1%
Operating expenses:				
Property operating and maintenance	790,698	798,449	(7,751)	-1.0%
Payroll	480,454	485,742	(5,288)	-1.1%
Property management fees	203,921	196,371	7,550	3.8%
Real estate taxes	565,613	525,531	40,082	7.6%
Other	193,577	172,831	20,746	12.0%
Total operating expenses	2,234,263	2,178,924	55,339	2.5%
Same store net operating income	**$ 2,874,467**	**$ 2,774,887**	**$ 99,580**	3.6%

Reconciliation of Same Store Net Operating Income (NOI) to Net Loss

	Three months ended: 9/30/2014	Three months ended: 9/30/2013
Same store net operating income	**$ 2,874,467**	**$ 2,774,887**
Add:		
Non-same-store property revenues	2,237,932	1,034,860
Same-store below market lease amortization	-	68,700
Less:		
Non-same-store property operating expenses	714,488	427,010
Property net operating income	4,397,911	3,451,437
Add:		
Interest revenues on notes receivable	4,871,387	2,531,116
Interest revenues on related party notes receivable	964,612	163,787
Less:		
Equity stock compensation	456,961	290,860
Depreciation and amortization	3,185,739	3,682,087
Interest expense	2,150,047	1,538,567
Acquisition and pursuit costs	3,056,997	10,682
Acquisition fees to related party	3,443,059	-
D&O Insurance	50,600	40,994
Professional fees	276,176	100,297
Other income	-	(83,544)
Other	56,589	59,673
Management fees	787,115	536,738
Other corporate expenses	1,170,480	654,158
Net loss	**$ (3,229,373)**	**$ (30,014)**

Definitions of Non-GAAP Measures

Funds From Operations Attributable to Common Stockholders and Unitholders ("FFO")

Analysts, managers and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles' liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 *"White Paper on Funds From Operations,"* which was most recently revised in 2012, the National

Supplemental Financial Data Page 13

Third Quarter 2014 Supplemental Financial Data Page 14 Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is: Net income/loss:  excluding impairment charges on and gains/losses from sales of depreciable property;  plus depreciation and amortization of real estate assets; and  after adjustments for unconsolidated partnerships and joint ventures. Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. Normalized Funds From Operations Attributable to Common Stockholders and Unitholders (“NFFO”) Normalized FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, since the Company is acquiring properties on a regular basis, it incurs substantial costs related to such acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs to FFO in its calculation of NFFO since such costs are not representative of our fund generating results on an ongoing basis. The Company also adds back any realized losses on debt extinguishment and any non-cash dividends in this calculation. NFFO figures reported by us may not be comparable to those NFFO figures reported by other companies. We utilize NFFO as a measure of the operating performance of our portfolio of real estate assets. We believe NFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. NFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”) AFFO makes further adjustments to NFFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as: NFFO, plus:  non-cash equity compensation to directors and executives;  amortization of loan closing costs;  depreciation and amortization of non-real estate assets;  net loan fees received; and  deferred interest income received; Less:  non-cash loan interest income;  cash paid for pursuit costs on abandoned acquisitions;  cash paid for loan closing costs;  amortization of acquired real estate intangible liabilities; and  normally-recurring capital expenditures.

Third Quarter 2014 Supplemental Financial Data Page 15 AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO to measure the liquidity generated by our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. Same Store Net Operating Income “NOI” The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, net income/loss. Additional Information The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively the Company or its dealer manager, International Assets Advisory, LLC (with respect to the offering of up to a maximum of 900,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Common Stock, or the Follow-On Offering), or its sales agent, MLV & Co. LLC (with respect to the issuance and offering of up to $100 million of its Common Stock from time to time in an "at the market" offering, or the ATM Offering), will arrange to send you the prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, or writing to 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327. The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm

Third Quarter 2014 Supplemental Financial Data Page 16 For further information: Leonard A. Silverstein President and Chief Operating Officer Preferred Apartment Communities, Inc. lsilverstein@pacapts.com +1-770-818-4147